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Exhibit 23.


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements listed below of our report dated February 7, 2001, relating to the Financial Statement Schedule of USX Corporation listed in Item 14 (a)(2) of this Form 10-K/A:

On Form S-3:                       Relating to:

     File No.    33-57997          Marathon Group Dividend Reinvestment Plan
                 33-60172          U.S. Steel Group Dividend Reinvestment Plan
                 333-56867         USX Corporation Debt Securities, Preferred
                                   Stock and Common Stock
                 333-88947         Marathon Group and U.S. Steel Group Dividend
                                   Reinvestment and Direct Stock Purchase Plans
                 333-88797         USX Corporation Debt Securities, Preferred
                                   Stock and Common Stock


On Form S-8:                       Relating to:

     File No.    33-41864          1990 Stock Plan
                 33-54333          Parity Investment Bonus
                 33-60667          Parity Investment Bonus
                 33-56828          Marathon Oil Company Thrift Plan
                 33-52917          Savings Fund Plan
                 333-00429         Savings Fund Plan
                 333-29699         1990 Stock Plan
                 333-29709         Marathon Oil Company Thrift Plan
                 333-52751         1990 Stock Plan
                 333-86847         1990 Stock Plan



/s/ PricewaterhouseCoopers LLP
Pittsburgh, PA
October 11, 2001